UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Minimum Bid Price

On September 18, 2023, Near Intelligence, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period from August 4, 2023 through September 15, 2023, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that the Company will be afforded a period of 180 calendar days, or until March 18, 2024 (the “Bid Price Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

In order to regain compliance with Nasdaq’s minimum bid price requirement, the Company’s common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Bid Price Compliance Period. In the event the Company does not regain compliance by the end of the Bid Price Compliance Period, the Company may be eligible for additional time to regain compliance. To qualify for additional time, the Company must (i) submit an application to transfer to the Nasdaq Capital Market, (ii) meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and (iii) provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company meets these requirements, the Company may be granted an additional 180 calendar days to regain compliance. However, if it appears to Nasdaq that the Company will be unable to cure the deficiency, or if the Company is not otherwise eligible for the additional cure period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting.

Minimum Market Value of Publicly Held Shares

On September 18, 2023, the Company also received a letter from the Staff indicating that, based upon the Company’s market value of publicly held shares (“MVPHS”) for the 30 consecutive business day period from August 4, 2023 through September 15, 2023, the Company did not maintain the minimum MVPHS of $15,000,000 required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C). The letter also indicated that the Company will be afforded a period of 180 calendar days, or until March 18, 2024 (the “MVPHS Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(D).

In order to regain compliance with Nasdaq’s minimum MVPHS requirement, the minimum MVPHS of the Company’s common stock must meet or exceed $15,000,000 for a minimum of ten consecutive business days during the MVPHS Compliance Period. In the event the Company does not regain compliance by the end of the MVPHS Compliance Period, the Company will receive written notification that its securities are subject to delisting. Alternatively, the Company may consider applying to transfer the Company’s securities to the Nasdaq Capital Market. The Company intends to monitor the MVPHS of its common stock between now and March 18, 2024 and will consider the various options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

Minimum Market Value of Listed Securities

On September 19, 2023, the Company received a letter from the Staff indicating that, based upon the Company’s market value of listed securities (“MVLS”) for the 30 consecutive business day period from August 7, 2023 through September 18, 2023, the Company did not maintain the minimum MVLS of $50,000,000 required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). The letter also indicated that the Company will be afforded a period of 180 calendar days, or until March 18, 2024 (the “MVLS Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(C).

In order to regain compliance with Nasdaq’s minimum MVLS requirement, the minimum MVLS of the Company’s common stock must meet or exceed $50,000,000 for a minimum of ten consecutive business days during the MVLS Compliance Period. In the event the Company does not regain compliance by the end of the MVLS Compliance Period, the Company will receive written notification that its securities are subject to delisting. Alternatively, the Company may consider applying to transfer the Company’s securities to the Nasdaq Capital Market. The Company intends to monitor the MVLS of its common stock between now and March 18, 2024 and will consider the various options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

The foregoing letters received from Nasdaq have no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Market under the symbol “NIR”, subject to the Company’s compliance with the other listing requirements of the Nasdaq Global Market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Class I Director

On September 19, 2023, the Board of Directors (the “Board”) of the Company appointed Sherman Edmiston III to serve as a Class I director of the Company, effective immediately.

Mr. Edmiston, age 61, has served as the Managing Member of HI CapM Advisors, Ltd, a firm providing strategic and financial advice to corporations, private equity firms and credit funds, since August 2016. In addition to serving on the Company’s Board, Mr. Edmiston is currently serving on the board of directors of ARKO Corp. (Nasdaq: ARKO), one of the largest operators of convenience stores and wholesalers of fuel in the United States. Mr. Edmiston formerly served on the board of directors of Arch Resources (NYSE: ARCH) and Harvey Gulf International Marine and is also a director on several private company boards, including GTT Communications, Inc., a multinational provider of telecommunications and internet services; Key Energy Services, Inc., a leading provider of oilfield services in the Permian Basin and California; and Real Alloy, the market leader in third party aluminum recycling and specification alloy production. From November 2009 through December 2015, Mr. Edmiston served as managing director of Zolfo Cooper LLC (now Alix Partners), where he provided financial and operational advisory services to corporations and investment funds. Mr. Edmiston holds a B.S. in Mechanical Engineering from Arizona State University and an M.B.A. from the University of Michigan.

As compensation for his service on the Board, Mr. Edmiston will receive the Company’s standard compensation for non-employee directors, consisting of: (i) an annual cash retainer of $96,000, payable in monthly installments; and (ii) an award of time-based restricted stock units (“RSUs”) for a number of shares of the Company’s common stock with an aggregate value equal to $90,000, which award shall vest in full on March 27, 2024. The value of Mr. Edmiston’s RSU award reflects a prorated amount, based on the timing of his appointment.

Appointment of Class III Director

On September 19, 2023, the Board also appointed Richard J. Salute to serve as a Class III director of the Company, effective immediately. Additionally, Mr. Salute has been appointed to serve as chairperson of the Audit Committee of the Board (the “Audit Committee”).

Mr. Salute, age 77, served as Capital Markets and SEC Practice Director at J.H. Cohn and CohnReznick LLP from 2004 to 2014. Prior to that, he spent 29 years, from 1972 to 2001, at Arthur Andersen managing complex audits for public and private companies. During his tenure, he was responsible for providing clients with strategic planning services as well as consulting on corporate finance, mergers and acquisitions, and process evaluation. His clients included large multinational companies and entrepreneurial start-ups. In addition to his client responsibilities, he started three business lines for Arthur Andersen: the Enterprise Group (New York Metropolitan area), the Technology Practice (New York office) and the Bankruptcy and Corporate Recovery Practice (nationwide). More recently, Mr. Salute served as Chief Financial Officer of PAVmed Inc. from June 2014 to September 2015. Mr. Salute also served as a director of Walker Innovation Inc. from 2015 through 2018. He currently serves on the board of directors, the governance and compensation committees, and as chair of the audit committee and audit committee financial expert for Newtek One, Inc. (NASDAQ: NEWT) and is a member of the American Institute of Certified Public Accountants and The New York Society of Certified Public Accountants. Mr. Salute has more than 39 years of audit, accounting, and tax experience. Mr. Salute holds a Bachelor of Business Administration, Accounting from Adelphi University and is a Certified Public Accountant in the State of New York.

As compensation for his service on the Board, Mr. Salute will receive the Company’s standard compensation for non-employee directors and committee chairs, consisting of: (i) an annual cash retainer of $96,000, payable in monthly installments and (ii) an award of time-based RSUs for a number of shares of the Company’s common stock with an aggregate value equal to $102,500, which award shall vest in full on March 27, 2024. The value of Mr. Salute’s RSU award reflects a prorated amount, based on the timing of his appointment. In addition, to compensate Mr. Salute for the extraordinary time and effort required for onboarding and his future services as the chairperson of the Audit Committee, Mr. Salute will receive an additional $20,000 of cash compensation, payable in ten equal monthly installments, with the first payment to be made in October 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2023

NEAR INTELLIGENCE, INC.

	By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

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